EXHIBIT B-3




                                U.S. $250,000,000

                                   RECEIVABLES
                           PURCHASE AND SALE AGREEMENT

                              as of         ,
                                    --------  ----

                                      Among

                             ALLIANT ENERGY SPE LLC

                                    as Seller
                                    ---------

                                       and

                                  CIESCO, L.P.

                                       and

                          CITICORP NORTH AMERICA, INC.

                            Individually and as Agent
                            -------------------------

                                       and

                     ALLIANT ENERGY CORPORATE SERVICES, INC.

                               as Collection Agent
                               -------------------

                                TABLE OF CONTENTS

Section                                                                    Page
-------                                                                    ----

               Preliminary Statements                                        1

                                    ARTICLE I
                     ASSIGNMENT AND ASSUMPTION; DEFINITIONS

Section 1.01        Certain Defined Terms                                    2
                    Adverse Claim                                            2
                    Affiliate                                                2
                    Affiliated Obligor                                       2
                    Agent's Account                                          2
                    Alternate Base Rate                                      2
                    Assessment Rate                                          3
                    Assignee Rate                                            3
                    Average Maturity                                         3
                    Business Day                                             4
                    Capital                                                  4
                    CD Reserve Percentage                                    4
                    Citibank                                                 4
                    Citibank Agreement                                       4
                    Collection Agent                                         4
                    Collection Agent Fee                                     4
                    Collection Agent Fee Reserve                             4
                    Collections                                              4
                    Concentration Limit                                      5
                    Contract                                                 5
                    CP Fixed Period Date                                     5
                    Credit and Collection Policy                             5
                    Debt                                                     5
                    Default Ratio                                            5
                    Defaulted Receivable                                     6
                    Delinquency Ratio                                        6
                    Delinquent Receivable                                    6
                    Designated Account                                       6
                    Designated Event                                         6
                    Designated Obligor                                       6

Section                                                                    Page
-------                                                                    ----

                    Dilution                                                 6
                    Dilution Percentage                                      6
                    Dilution Reserve                                         7
                    Eligible Receivable                                      7
                    ERISA                                                    8
                    Eurocurrency Liabilities                                 9
                    Eurocurrency Liability Yield                             9
                    Eurodollar Rate                                          9
                    Eurodollar Rate Reserve Percentage                       9
                    Event of Investment Ineligibility                        9
                    Event of Purchase Ineligibility                         10
                    Facility                                                10
                    Facility Termination Date                               10
                    Fee Letter Fees                                         10
                    Fee Letter Fees Rate                                    10
                    Fixed Period                                            10
                    IES                                                     10
                    IES SPE                                                 11
                    Investor                                                11
                    Investor Rate                                           11
                    Investor Report                                         11
                    IPC                                                     11
                    IPC SPE                                                 11
                    Joint Expenses Ratio                                    11
                    Liquidation Day                                         11
                    Liquidation Fee                                         11
                    Liquidation Yield                                       11
                    Loss Percentage                                         11
                    Loss-to-Liquidation Ratio                               11
                    Loss Reserve                                            12
                    Miscellaneous Fees                                      13
                    Moody's                                                 14
                    Net Receivables Pool Balance                            14
                    NewCo Agreement                                         14
                    Obligor                                                 14
                    Originator                                              14
                    Originator Agreement                                    14

Section                                                                    Page
-------                                                                    ----

                    Outstanding Balance
                    Owner                                                   15
                    Ownership Document                                      15
                    Parent                                                  15
                    Parent Agreement                                        15
                    Parent Group                                            15
                    Person                                                  15
                    Pool Receivable                                         15
                    Provisional Liquidation Day                             15
                    Purchase                                                15
                    Purchase Limit                                          15
                    Receivable                                              15
                    Receivables Pool                                        15
                    Reinvestment Termination Date                           16
                    Related Security                                        16
                    Settlement Period                                       16
                    Share                                                   16
                    S&P                                                     18
                    SPV                                                     18
                    Tariff                                                  18
                    Termination Date                                        18
                    UCC                                                     18
                    WP&L                                                    18
                    WPL SPE                                                 18
                    Yield                                                   18
                    Yield Reserve                                           19

Section 1.03        Other Terms                                             19

Section 1.04        Computation of Time Periods                             19

                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE PURCHASES

Section 2.01        Facility                                                19

Section 2.02        Making Purchases                                        19

Section 2.03        Termination or Reduction of the Purchase Limit          21

Section                                                                    Page
-------                                                                    ----

Section 2.04        Share                                                   21

Section 2.05        Non-Liquidation Settlement Procedures                   22

Section 2.06        Liquidation Settlement Procedures                       22

Section 2.07        General Settlement Procedures                           23

Section 2.08        Payments and Computations, Etc.                         24

Section 2.09        Dividing or Combining of Shares                         24

Section 2.10        Fees                                                    24

Section 2.11        Increased Costs                                         25

Section 2.12        Assignment of Originator Agreements and NewCo
                         Agreements                                         26

                                   ARTICLE III
                             CONDITIONS OF PURCHASES

Section 3.01        Conditions Precedent to Initial Purchase                26

Section 3.02        Conditions Precedent to All Purchases and Reinvestments 29


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

Section 4.01        Representations and Warranties of the Seller            30

                                    ARTICLE V
                         GENERAL COVENANTS OF THE SELLER

Section 5.01        Affirmative Covenants of the Seller                     34

Section 5.02        Reporting Requirements of the Seller                    36

Section                                                                    Page
-------                                                                    ----

Section 5.03        Negative Covenants of the Seller                        37

                                   ARTICLE VI
                          ADMINISTRATION AND COLLECTION

Section 6.01        Designation of Collection Agent                         39

Section 6.02        Duties of Collection Agent                              39

Section 6.03        Rights of the Agent                                     40

Section 6.04        Responsibilities of the Seller                          41

Section 6.05        Further Action Evidencing Purchases                     42

Section 6.06        Transmission of Investor Reports by
                         Electronic Mail                                    42

                                   ARTICLE VII
                       EVENTS OF INVESTMENT INELIGIBILITY

Section 7.01        Events of Investment Ineligibility                      43

                                  ARTICLE VIII
                                    THE AGENT

Section 8.01        Authorization and Action                                46

Section 8.02        Agent's Reliance, Etc.                                  46

Section 8.03        CNA and Affiliates                                      46

Section 8.04        Investor's Purchase Decision                            47

                                   ARTICLE IX
                              ASSIGNMENT OF SHARES

Section 9.01        Assignment                                              47

Section 9.02        Authorization of Agent                                  47

Section                                                                    Page
-------                                                                    ----

                                    ARTICLE X
                                 INDEMNIFICATION

Section 10.01       Indemnities by the Seller                               47

                                   ARTICLE XI
                                  MISCELLANEOUS

Section 11.01       Amendments, Etc.                                        49

Section 11.02       Notices, Etc.                                           49

Section 11.03       No Waiver; Remedies                                     49

Section 11.04       Binding Effect; Assignability                           50

Section 11.05       Governing Law                                           50

Section 11.06       Costs, Expenses and Taxes                               50

Section 11.07       No Proceedings                                          50

Section 11.08       Confidentiality                                         50

Section 11.09       Execution in Counterparts                               50

                                LIST OF EXHIBITS

EXHIBIT A                Form of Assignment

EXHIBIT B                Form of Ownership Document

EXHIBIT C                Form of Investor Report

SCHEDULE I               Description of Credit and Collection Policy

                                   RECEIVABLES

                           PURCHASE AND SALE AGREEMENT

                           Dated as of          ,
                                       ---------  ----

          ALLIANT ENERGY SPE LLC, a Delaware limited liability company (the "Seller"), CIESCO, L.P., a New York limited partnership (the "Investor"), CITICORP NORTH AMERICA, INC., a Delaware corporation, individually ("CNA") and as agent for itself and the Investor (the "Agent"), and ALLIANT ENERGY CORPORATE SERVICES, INC., an Iowa corporation ("Services"), agree as follows:

          PRELIMINARY STATEMENTS. (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

          (2) Each of WP&L, IES and IPC is entering into an Originator Agreement, pursuant to which such Originator will sell, transfer and otherwise assign to WPL SPE, IESU SPE and IPC SPE, respectively, all of such Originator's right, title and interest in and to the Pool Receivables, whether now owned or hereafter existing, the interests in which may hereafter give rise to Shares.

          (3) Each of WPL SPE, IESU SPE and IPC SPE is entering into a NewCo Agreement, pursuant to which such Originator will sell, transfer and otherwise assign to the Seller all of such SPV's right, title and interest in and to the Pool Receivables, whether now owned or hereafter existing, the interests in which have given rise to, and may hereafter give rise to, Shares.

          (4) The Seller has, and expects to have, Pool Receivables in which the Seller intends to sell Shares.

          (5) The Investor desires to purchase Shares from the Seller.

          (6) In consideration of the reinvestment in Pool Receivables of daily Collections (other than amounts set aside with regard to accrued Yield and Collection Agent Fee) attributable to a Share, the Seller will sell to the Owner of such Share additional interests in the Pool Receivables until such reinvestment is terminated. It is intended that such daily reinvestment of Collections be effected by an automatic daily adjustment to each Owner's Shares.

          (7) CNA has been requested and is willing to act as Agent.

          NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the
                        ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Adverse Claim" means a lien, security interest, charge, or
           -------------
encumbrance, or other right or claim of any Person.

          "Affiliate" when used with respect to a Person means any other Person
           ---------
controlling, controlled by or under common control with such Person.

          "Affiliated Obligor" means any Obligor which is an Affiliate of
           ------------------
another Obligor.

          "Agent's Account" means the special account (account number 4052-5063)
           ---------------
of the Agent maintained at the office of Citibank at 399 Park Avenue, New York, New York.

          "Alternate Base Rate" means a fluctuating interest rate per annum as
           -------------------
shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time as Citibank's base rate; or

               (b) 1/2 of one percent above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent.

          "Assessment Rate" for any Fixed Period means the annual assessment
           ---------------
rate per annum estimated by Citibank on the Business Day immediately preceding the first day of such Fixed Period for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring U.S. dollar deposits of Citibank in the United States.

          "Assignee Rate" for any Fixed Period for any Share means (i) the
           -------------
applicable Fee Letter Fees Rate plus (ii) an interest rate per annum equal to the percentage rate per annum for such Fixed Period as shown in the table below:

------------------- ----------------- ----------------- ----------------- -------------------
   Level 1             Level 2           Level 3           Level 4           Level 5
------------------- ----------------- ----------------- ----------------- -------------------
LT Secured Debt     LT Secured Debt   LT Secured Debt   LT Secured  Debt  LT Secured Debt
of two              of two            of two            of two            of two
Originators Rated   Originators       Originators       Originators       Originators Rated
At Least A by S&P   Rated At Least    Rated BBB- by     Rated BB+ by      Lower than Level
and A2 by Moody's   BBB by S&P and    S&P and Baa3 by   S&P and Ba1 by    4 or, if such
or, if such Debt    Baa2 by Moody's   Moody's or, if    Moody's or, if    Debt is not
is not publicly     or, if such       such Debt is      such Debt is      publicly rated,
rated, the Agent    Debt is not       not publicly      not publicly      the Agent has
has determined,     publicly rated,   rated, the        rated, the        determined, in
in its sole         the Agent has     Agent has         Agent has         its sole
discretion, that    determined, in    determined, in    determined, in    discretion, that
such Debt would     its sole          its sole          its sole          such Debt would
receive such        discretion,       discretion,       discretion,       be Rated Lower
Ratings if          that such Debt    that such Debt    that such Debt    than Level 4 if
publicly rated      would  receive    would receive     would receive     publicly rated
                    such Ratings if   such Ratings if   such  Ratings if
                    publicly rated    publicly rated    publicly rated
------------------- ----------------- ----------------- ----------------- -------------------
Eurodollar Rate     Eurodollar Rate   Eurodollar Rate   Eurodollar Rate   Eurodollar Rate
plus 0.50% per      plus 0.75% per    plus 1.00% per    plus 1.50% per    plus 1.75% per
annum               annum             annum             annum             annum
------------------- ----------------- ----------------- ----------------- -------------------

provided, however, that (i) for any Fixed Period on or prior to the first day on
--------  -------
which the Owner shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Owner to fund such Share at the Assignee Rate set forth above (and the Owner shall not have subsequently notified the Agent that such circumstances no longer exist), (ii) in the case of any Fixed Period of one to (and including) 29 days, (iii) in the case of any Fixed Period for a Share the Capital of which allocated to the Owner is less than $500,000, the "Assignee Rate" for such Fixed Period shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Fixed Period plus the applicable Fee Letter Fees Rate; provided further that the Agent and the Seller may agree in writing from
      -------- -------
time to time upon a different "Assignee Rate".

          "Average Maturity" means, on any day, that period (expressed in days)
           ----------------
equal to the average maturity of the Pool Receivables as shall be calculated by the Collection Agent as set forth in the most recent Investor Report in accordance with the provisions thereof; provided that, if the Agent shall
                                        --------
disagree with any such calculation, the Agent may recalculate the Average Maturity for such day.

          "Business Day" means any day on which (i) banks are not authorized or
           ------------
required to close in New York City and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

          "Capital" of any Share means the original amount paid to the Seller
           -------
for such Share at the time of its acquisition by the Owner pursuant to Sections
2.01 and 2.02, reduced from time to time by Collections received and distributed on account of such Capital pursuant to Section 2.06.

          "CD Reserve Percentage" for any Fixed Period is that percentage which
           ---------------------
is specified on the Business Day immediately preceding the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) U.S. dollar non-personal time deposits in the United States each in an amount of $100,000 or more and with a maturity equal to such Fixed Period.

          "Citibank" means Citibank, N.A., a national banking association.
           --------

          "Citibank Agreement" means the Receivables Purchase and Sale
           ------------------
Agreement, dated as of the date hereof, among the Seller, Services, Citibank and CNA, individually and as Agent, and as the same may, from time to time, be amended, modified or supplemented.

          "Collection Agent" means at any time the Person (including the Agent)
           ----------------
then authorized pursuant to Article VI to service, administer and collect Pool Receivables.

          "Collection Agent Fee" has the meaning assigned to that term in
           --------------------
Section 2.10.

          "Collection Agent Fee Reserve" for any Share at any time means the
           ----------------------------
unpaid Collection Agent Fee relating to such Share accrued to such time.

          "Collections" means, with respect to any Pool Receivable, all cash
           -----------
collections and other cash proceeds of such Pool Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Pool Receivable, and any Collection of such Pool Receivable deemed to have been received pursuant to Section 2.07.

          "Concentration Limit" for any Obligor means at any time 3%, or such
           -------------------
other amount or percentage ("Special Concentration Limit") for any Obligor designated by the Agent in a writing delivered to the Seller; provided, however,
                                                              --------  -------
that in the case of an Obligor with any Affiliated Obligor, the Concentration Limit, the Receivables related thereto and the Outstanding Balance thereof shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor; provided, however, that the Agent may for credit-related reasons cancel any
--------  -------
Special Concentration Limit upon three Business Days' notice to the Seller.

          "Contract" means, collectively, (i) any of the Tariffs, (ii) any
           --------
contract between an Originator and an Obligor which is a class A utility pursuant to which such Originator provides electricity (or commits to provide electricity) to such Obligor from time to time and such Obligor shall be obligated to pay such Originator therefor, and (iii) any joint plant operating agreement (or other similar agreement) between an Originator and an Obligor which is a joint owner of a utility plant pursuant to which such Originator pays operating and/or capital expenses from time to time and such Obligor shall be obligated to reimburse such Originator for its allocated portion thereof.

          "CP Fixed Period Date" means, for any Share, the date of Purchase of
           --------------------
such Share and thereafter the last day of each calendar month (or, if such day is not a Business Day, the immediately succeeding Business Day) or any other day as shall have been agreed to in writing by the Agent and the Seller prior to the first day of the preceding Fixed Period for such Share, or, if there is no preceding Fixed Period, prior to the first day of such Fixed Period.

          "Credit and Collection Policy" means those credit and collection
           ----------------------------
policies and practices in effect on the date hereof relating to Contracts and Receivables described in Schedule I hereto, as modified in compliance with
Section 5.03(c).

          "Debt" means (i) indebtedness for borrowed money or for the deferred
           ----
purchase price of property or services, (ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) or (ii) above, and (iv) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

          "Default Ratio" means the ratio (expressed as a percentage) computed
           -------------
as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were Defaulted Receivables on such date or would have been Defaulted Receivables on such date had they not been written off the books of the Seller during such month by (ii) the aggregate Outstanding Balance of all Pool Receivables on such date.

          "Defaulted Receivable" means a Receivable: (i) as to which any
           --------------------
payment, or part thereof, remains unpaid for 91 days from the original due date for such payment, (ii) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.01(f) or (iii) which, consistent with the Credit and Collection Policy, would be written off the Originator's books as uncollectible.

          "Delinquency Ratio" means the ratio (expressed as a percentage)
           -----------------
computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables at the end of such month by (ii) the aggregate Outstanding Balance of all Pool Receivables on such date.

          "Delinquent Receivable" means a Receivable that is not a Defaulted
           ---------------------
Receivable and:

          (i) as to which any payment, or part thereof, remains unpaid for 31 days from the original billing date for such payment; or

          (ii) which, consistent with the Credit and Collection Policy, would be classified as delinquent by the Seller.

          "Designated Account" means an account in the name of and owned by the
           ------------------
Agent, or an account, designated by the Agent in a writing delivered to the Seller, for the purpose of receiving Collections of Pool Receivables.

          "Designated Event" means any Event of Investment Ineligibility or any
           ----------------
event which, with the giving of notice or lapse of time or both, would constitute an Event of Investment Ineligibility.

          "Designated Obligor" means, at any time, each Obligor; provided,
           ------------------                                    --------
however, that the Agent may for credit-related reasons determine that any
-------
Obligor shall cease to be a Designated Obligor, which determination shall be effective upon three Business Days' notice by the Agent to the Seller.

          "Dilution" means any reduction in the Outstanding Balance of a Pool
           --------
Receivable, except reductions resulting from payments and write-offs with respect to such Pool Receivable.

          "Dilution Percentage" means the percentage computed as of the last day
           -------------------
of each calendar month by dividing (i) the aggregate amount of the Dilution occurring during such month by (ii) the aggregate Outstanding Balance of all Pool Receivables on such date.

          "Dilution Reserve" means, for any Share at any date, an amount equal
           ----------------
to

                                     DP x C

          where:

               DP   =    the highest Dilution Percentage for such Share for the
                         three months ended immediately preceding such date.

               C    =    the Capital of such Share at the close of business of
                         the Collection Agent on such date.

          "Eligible Receivable" means, at any time and with respect to any
           -------------------
Share, a Receivable:

          (i) the Obligor of which (A) is a United States resident, (B) is not an Affiliate of any of the parties hereto, and (C) is not a government or a governmental subdivision or agency (except in the case of this clause (C) for such Receivables as shall not, in the aggregate for all governmental obligors, have an Outstanding Balance at such time in excess of an amount equal to 10% of the aggregate Outstanding Balance of all Pool Receivables at such time);

          (ii) the Obligor of which at the time of the initial creation of an interest therein hereunder is a Designated Obligor;

          (iii) the Obligor of which at the time of the initial creation of an interest therein hereunder is not the Obligor of any Defaulted Receivables in the aggregate amount of 5% or more of the aggregate Outstanding Balance of all Pool Receivables of such Obligor;

          (iv) which at the time of the initial creation of an interest therein hereunder is not a Defaulted Receivable;

          (v) which, according to the Contract related thereto, is required to be billed within 75 days after the relevant goods are supplied or services rendered, in the case of Receivables relating to construction expenses which arise under joint plant operating agreements, and within 45 days, in the case of all other Receivables, and to be paid in full within 31 days of the original billing date therefor;

          (vi) which is an account receivable representing all or part of the sales price of merchandise, insurance or services within the meaning of
     Section 3(c)(5) of the Investment Company Act of 1940, as amended;

          (vii) the nature of which is such that its purchase with the proceeds of commercial paper notes issued by the Parent would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"), and which has not been used by the Parent or any of its subsidiaries in determining the total "current transactions" of the Parent and its subsidiaries in claiming an exemption from registration under the Securities Act;

          (viii) which is an "account" within the meaning of Section 9-106 of the UCC of the jurisdiction the law of which governs the perfection of the interest created by the Share;

          (ix) which is denominated and payable only in United States dollars in the United States;

          (x) which arises under a Contract which has been duly authorized and which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable and which is not subject to any Adverse Claim or any other dispute, offset, counter-claim or defense whatsoever except as specifically contemplated by this Agreement;

          (xi) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

          (xii) which, at the time of the initial creation of an interest therein through a Purchase, satisfies all applicable requirements of the Credit and Collection Policy requirements as the Agent may from time to time specify; and

          (xiii) as to which, at or prior to the time of the initial creation of an interest therein through a Purchase, the Agent has not notified the Seller that the Agent has determined, in its sole discretion, that such Receivable (or class of Receivables) is not acceptable for purchase by the Investor hereunder.

          "ERISA" means the U.S. Employee Retirement Income Security Act of
           -----
1974, as amended from time to time.

          "Eurocurrency Liabilities" has the meaning assigned to that term in
           ------------------------
Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurocurrency Liability Yield" means, so long as any Owner shall be
           ----------------------------
required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Capital of each Share of the Owner during each Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of the Owner for such Fixed Period, payable on each date on which Yield is payable on such Share. Such additional Yield shall be determined by the Owner and notified to the Seller through the Agent, together with a certificate of the type referred to in the next sentence, within 30 days after any Yield payment is made with respect to which such additional Yield is requested. A certificate as to such additional Yield submitted to the Seller and the Agent by the Owner shall be presumed correct unless subsequently shown to be in error.

          "Eurodollar Rate" means, for any Fixed Period, an interest rate per
           ---------------
annum equal to the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank, N.A. in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Fixed Period in an amount substantially equal to the Capital associated with such Fixed Period on such first day and for a period equal to such Fixed Period.

          "Eurodollar Rate Reserve Percentage" of any Owner for any Fixed Period
           ----------------------------------
in respect of which Yield is computed by reference to the Eurodollar Rate means the reserve percentage applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor)(or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Owner with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Fixed Period.

          "Event of Investment Ineligibility" has the meaning assigned to that
           ---------------------------------
term in Section 7.01.

          "Event of Purchase Ineligibility" means any failure to satisfy the
           -------------------------------
condition(s) set forth in Section 3.02(b)(iii) or (iv).

          "Facility" means the willingness of the Investor to consider, in its
           --------
sole discretion pursuant to Article II, the purchase from the Seller of undivided percentage interests in Pool Receivables by making Purchases of Shares from time to time.

          "Facility Termination Date" means the earlier of          , 200 , or
           -------------------------                       ---------     -
the date of termination of the Facility pursuant to Section 2.03 or Section
7.01.

          "Fee Letter Fees" means the unpaid fees as agreed to with the Investor
           ---------------
(or the Agent, on behalf of the Investor) pursuant to separate letter agreements from time to time.

          "Fee Letter Fees Rate" means the Fee Letter Fees expressed as a per
           --------------------
annum rate.

          "Fixed Period" means with respect to any Share each successive period
           ------------
commencing on each CP Fixed Period Date for such Share and ending on the next succeeding CP Fixed Period Date for such Share; provided, however, that: (i) any
                                                --------  -------
Fixed Period in respect of which Yield is computed by reference to the Assignee Rate shall be a period of from one to and including 29 days, or a period of one, two, three or six months as the Seller may select as provided for above; (ii) any such Fixed Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, however, if Yield in respect of such Fixed Period is computed by
     --------  -------
reference to the Eurodollar Rate, and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day; (iii) in the case of Fixed Periods of one day for any Share, (A) if such Fixed Period is such Share's initial Fixed Period, such Fixed Period shall be the day of the related Purchase; (B) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period, and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (C) if such Fixed Period occurs on a day immediately preceding a day which is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and
(iv) in the case of any Fixed Period for any Share which commences before the Termination Date for such Share and would otherwise end on a date occurring after such Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period which commences on or after the Termination Date for such Share shall be of such duration as shall be selected by the Agent.

          "IES" means IES Utilities Inc., an Iowa corporation.
           ---

          "IES SPE" means IESU SPE LLC, a Delaware limited liability company.
           -------

          "Investor" shall include Ciesco, L.P. and any successor or assign of
           --------
the Investor that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

          "Investor Rate" for any Fixed Period for any Share means (i) the
           -------------
applicable Fee Letter Fees Rate plus (ii):
                                ----

               (a) to the extent the Investor funds such Share for such Fixed Period by issuing commercial paper, the interest rate per annum equivalent to the weighted average of the per annum rates paid or payable by the Investor from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of commercial paper notes of the Investor that are reasonably allocated, in whole or in part, by the Agent (on behalf of the Investor) to fund the Purchase or maintenance of such Share during such Fixed Period, as determined by the Agent (on behalf of the Investor) and reported to the Seller and, if the Collection Agent is not Services, the Collection Agent, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such commercial paper notes to the extent such commissions are allocated, in whole or in part, to such commercial paper notes by the Agent (on behalf of the Investor); provided if any component of such rate is a discount rate, then such rate shall be the rate resulting from converting such discount rate to an interest-bearing equivalent rate per annum; and

               (b) if the Owner is not able to fund such Share for such Fixed Period by issuing commercial paper, a rate equal to the Assignee Rate for such Fixed Period or such other rate as the Agent and the Seller shall agree to in writing.

          "Investor Report" means a report, in substantially the form of Exhibit
           ---------------
C hereto, furnished by the Seller or the Collection Agent to the Agent for each Owner pursuant to Section 2.02 or 2.07 and 6.06.

          "IPC" means Interstate Power Company, a Delaware corporation.
           ---

          "IPC SPE" means IPC SPE LLC, a Delaware limited liability company.
           -------

          "Joint Expenses Ratio" means the ratio (expressed as a percentage)
           --------------------
computed as of the last day of each calendar month by dividing (i) the aggregate

Outstanding Balance of all Pool Receivables on such date that arose from joint plant operating agreements or similar agreements by (ii) the aggregate Outstanding Balance of all Pool Receivables on such date.

          "Liquidation Day" for any Share means either (i) each day during any
           ---------------
Settlement Period for such Share on which the conditions set forth in Section
3.02 are not satisfied (and such failure of conditions is not waived by the Agent), provided that such conditions are also not satisfied (and such failure
        --------
of conditions is not waived by the Agent) on any succeeding day during such Settlement Period, or (ii) each day which occurs on or after the Termination Date for such Share.

          "Liquidation Fee" means, for each Share for any Fixed Period (computed
           ---------------
without regard to clause (iv) of the definition of "Fixed Period") during which any Liquidation Day or Termination Date for such Share occurs, the amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee) which would have accrued on the reductions of Capital of such Share during such Fixed Period (as so computed) if such reductions had remained as Capital, exceeds (ii) the income, if any, received by the Owner of such Share from such Owner's investing the proceeds of such reductions of Capital. A certificate setting forth the calculation of the Liquidation Fee shall be submitted by such Owner to the Seller and shall be conclusive absent manifest error.

          "Liquidation Yield" means, for any Share at any date, an amount equal
           -----------------
to the product of (i) the Capital of such Share as at such date and (ii) the product of (a) the Assignee Rate for such Share for a Fixed Period deemed to commence at such time for a period of 30 days and (b) a fraction having as its numerator the Average Maturity (as in effect at such date) and 360 as its denominator.

          "Loss Percentage" means, for any Share at any date, the greatest of
           ---------------
(i) three times the Concentration Limit (excluding any Special Concentration Limit), (ii) three times the greatest 12-month rolling average Default Ratio over the twelve months ending immediately on or prior to such date, and (iii) 9%.

          "Loss-to-Liquidation Ratio" means the ratio (expressed as a
           -------------------------
percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables written off by the Seller, or which should have been written off by Seller, during the 12-month period ending on the last day of such calendar month by (ii) the aggregate amount of Collections of Pool Receivables actually received during such 12-month period.

          "Loss Reserve" means, for any Share at any date, an amount equal to
           ------------

                                  LP x (C + YR)
          where:

               LP   =    the Loss Percentage for such Share at the close of
                         business of the Collection Agent on such date;

               C    =    the Capital of such Share at the close of business of
                         the Collection Agent on such date; and

               YR   =    the Yield Reserve for such Share at the close of
                         business of the Collection Agent on such date.

          "Miscellaneous Fees" for any Share at any time means the sum of the
           ------------------
following:

               (a) any unpaid reasonable fees and out-of-pocket expenses of counsel for the Agent, the Investor, CNA and their respective Affiliates with respect to advising the Agent, the Investor, CNA and their respective Affiliates as to their respective rights and remedies under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses) for the Agent, the Owners, CNA and their respective Affiliates, in connection with the enforcement of this Agreement, the Ownership Document and the other documents to be delivered hereunder; plus

               (b) any unpaid stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Ownership Document or the other documents to be delivered hereunder, and any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees; plus

               (c) any other unpaid costs, expenses and taxes (excluding income taxes) incurred by the Investor or any general or limited partner of the Investor ("Other Costs"), including, without limitation, the cost of auditing the Investor's books by certified public accountants, the cost of rating the Investor's commercial paper by independent financial rating agencies, the taxes (excluding income taxes) resulting from the Investor's operations, and the reasonable fees and out-of-pocket expenses of counsel for the Investor or any counsel for any general or limited partner of the Investor with respect to (i) advising the Investor or such general or limited partner of the Investor as to its rights and remedies under this Agreement, (ii) the enforcement of this Agreement, the Ownership Document and the other documents to be delivered hereunder, or (iii) advising the Investor or such general or limited partner as to matters relating to the Investor's operations; provided, however, that if the Investor enters
                                 --------  -------
          into agreements for the purchase of interests in receivables from one or more other Persons ("Other Sellers"), then liability for the Other Costs shall be attributed ratably in accordance with the usage under the respective facilities of the Investor to purchase receivables or interests therein from the Seller and each Other Seller; and provided,
                                                                       --------
          further, that if such Other Costs are attributable to the Seller and
          -------
          not attributable to any Other Seller, the computation of this element of the Miscellaneous Fee shall provide for full payment of such Other Costs; however, if such Other Costs are attributable to any Other Seller and not attributable to the Seller, the Other Seller shall be solely liable for such Other Costs.

          "Moody's" means Moody's Investor Service, Inc.
           -------

          "Net Receivables Pool Balance" means at any time the Outstanding
           ----------------------------
Balance of the Eligible Receivables in the Receivables Pool at such time reduced by the sum of (i) the aggregate Outstanding Balance of the Defaulted Receivables in the Receivable Pool at such time and (ii) the aggregate amount by which the Outstanding Balance of all Pool Receivables of each Obligor exceeds the product of (A) the Concentration Limit for such Obligor at such time multiplied by (B) the Capital at such time.

          "NewCo Agreement" means each of (i) the Receivables Purchase and Sale
           ---------------
Agreement, dated as of the date hereof, among WPL SPE, Services and the Seller,
(ii) the Receivables Purchase and Sale Agreement, dated as of the date hereof, among IESU SPE, Services and the Seller, and (iii) the Receivables Purchase and Sale Agreement, dated as of the date hereof, among IPC SPE, Services and the Seller.

          "Obligor" means a Person obligated to make payments pursuant to a
           -------
Contract.

          "Originator" means each of WP&L, IES, and IPC.
           ----------

          "Originator Agreement" means each of (i) the Receivables Sale
           --------------------
Agreement, dated as of the date hereof, among WP&L, Services and WPL SPE, (ii) the Receivables Sale Agreement, dated as of the date hereof, among IES, Services and IESU SPE, and (iii) the Receivables Sale Agreement, dated as of the date hereof, among IPC, Services and IPC SPE.

          "Outstanding Balance" of any Receivable at any time means the then
           -------------------
outstanding principal balance thereof.

          "Owner" means the Investor and all other owners by assignment or
           -----
otherwise of a Share and, to the extent of the undivided interest so purchased, shall include any participants.

          "Ownership Document" means an ownership document in the form of
           ------------------
Exhibit A hereto, evidencing each Share.

          "Parent" means Alliant Energy Corporation, a Wisconsin corporation.
           ------

          "Parent Agreement" means the Alliant Energy Agreement, dated as of the
           ----------------
date hereof.

          "Parent Group" means the Parent, the Originators and their respective
           ------------
Subsidiaries other than the Seller.

          "Person" means an individual, partnership, corporation (including a
           ------
business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity.

          "Pool Receivable" means a Receivable in the Receivables Pool.
           ---------------

          "Provisional Liquidation Day" means any day which could be a
           ---------------------------
Liquidation Day but for the proviso in clause (i) of the definition of "Liquidation Day".

          "Purchase" means a purchase by the Investor of a Share from the Seller
           --------
pursuant to Article II.

          "Purchase Limit" means $250,000,000, as such amount may be reduced
           --------------
pursuant to Section 2.03.

          "Receivable" means the indebtedness (whether or not billed) of any
           ----------
Obligor (i) under a Contract arising from a sale by an Originator, including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto, or (ii) with respect to reimbursement of expenses pursuant to a joint plant operating agreement or similar agreement. The amount shown on each bill (except to the extent of any amount previously billed that by virtue of this sentence already constitutes a separate Receivable) shall constitute a separate Receivable.

          "Receivables Pool" means at any time the aggregation of all then
           ----------------
outstanding Receivables in respect of which the Obligor is a Designated Obligor or was a Designated Obligor on the date of any Purchase or reinvestment pursuant to Section 2.05, subject in either case to the provisions of Section 2.04(b).

          "Reinvestment Termination Date" for any Share means that Business Day
           -----------------------------
which the Seller designates or, if the conditions precedent in Section 3.02 are not satisfied, such Business Day which the Agent designates, as the Reinvestment Termination Date for such Share by notice to the Agent (if the Seller so designates) or to the Seller (if the Agent so designates) at least one Business Day prior to such Business Day.

          "Related Security" means with respect to any Receivable:
           ----------------

          (i) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable; and

          (ii) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise.

In addition to and without limiting the foregoing, the term "Related Security", when used with respect to the Seller, includes all right, title and interest of the Seller in and to the Originator Agreements and the NewCo Agreements, including all rights to indemnification and all recourse rights arising thereunder, howsoever and whensoever arising, and the assignment to the Agent of all UCC financing statements filed pursuant to the Originator Agreements and the NewCo Agreements.

          "Settlement Period" for any Share means each period commencing on the
           -----------------
first day of each Fixed Period for such Share and ending on the last day of such Fixed Period, and, on and after the Termination Date for such Share, such period (including, without limitation, a daily period) as shall be selected from time to time by the Agent or, in the absence of any such selection, each period of thirty days from the last day of the immediately preceding Settlement Period.

          "Share" means, at any time, an undivided percentage ownership interest
           -----
at such time in (i) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 2.04, (ii) all Related Security with respect to such Pool Receivables and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables. Such undivided percentage interest for such Share shall be computed as

                               C + YR + CAFR + MF
                               ------------------
                                      NRPB
          where:

               C    =    the Capital of such Share at the time of such
                         computation;

               YR   =    the Yield Reserve of such Share at the time of such
                         computation;

               CAFR = the Collection Agent Fee Reserve at the time of such computation;

               MF   =    the accrued Miscellaneous Fees at the time of such
                         computation; and

               NRPB = the Net Receivables Pool Balance at the time of such computation.

provided, however, that, at any time the Parent's long-term Corporate Credit
--------  -------
Rating by S&P is not rated at least A-, or, if there is no such rating at such time, the long-term public secured debt securities of two of the Originators are not rated at least A- by S&P and A3 by Moody's, such undivided percentage interest for such Share shall be computed as

                          C + YR + CAFR + LR + DR + MF
                          ----------------------------
                                      NRPB

          where:

               C    =    the Capital of such Share at the time of such
                         computation;

               YR   =    the Yield Reserve of such Share at the time of such
                         computation;

               CAFR = the Collection Agent Fee Reserve at the time of such computation;

               LR   =    the Loss Reserve of such Share at the time of such
                         computation;

               DR   =    the Dilution Reserve of such Share at the time of such
                         computation;

               MF   =    the accrued Miscellaneous Fees at the time of such
                         computation; and

               NRPB = the Net Receivables Pool Balance at the time of such computation.

Each Share shall be determined from time to time pursuant to the provisions of
Section 2.04.

          "S&P" means Standard & Poor's, a division of the McGraw-Hill
           ---
Companies.

          "SPV" means each of WPL SPE, IES SPE and IPC SPE.
           ---

          "Tariff" means each of the tariffs pursuant to which any Originator
           ------
shall provide electricity, gas or water to certain Obligors from time to time and pursuant to which such Obligors shall be obligated to pay for such electricity, gas or water from time to time, which tariffs are in each case approved by (i) a municipal regulatory authority within the State of Wisconsin or the Public Service Commission of the State of Wisconsin, (ii) a municipal regulatory authority within the State of Minnesota or the Minnesota Public Utilities Commission, (iii) a municipal regulatory authority within the State of Iowa or the Iowa Utility Board, (iv) a municipal regulatory authority within the State of Illinois or the Illinois Commerce Commission, or (v) in the case of sales on a wholesale basis, the Federal Energy Regulatory Commission.

          "Termination Date" for any Share means the earlier of (i) the
           ----------------
Reinvestment Termination Date for such Share and (ii) the Facility Termination Date.

          "UCC" means the Uniform Commercial Code as from time to time in effect
           ---
in the specified jurisdiction.

          "WP&L" means Wisconsin Power & Light Company, a Wisconsin corporation.
           ----

          "WPL SPE" means WPL SPE LLC, a Delaware limited liability company.
           -------

          "Yield" means:
           -----

               (i) for each Share for any Fixed Period to the extent the Investor will be funding such Share on the first day of such Fixed Period through the issuance of commercial paper,

                             IR x C x ED + LF + ELY
                                      --
                                       360

               (ii) for each Share for any Fixed Period to the extent the Owner will not be funding such Share on the first day of such Fixed Period through the issuance of commercial paper,

                             AR x C x ED + LF + ELY
                                      --
                                       360

          where:

               AR   =    the Assignee Rate for such Share for such Fixed Period;

               C    =    the Capital of such Share during such Fixed Period;

               IR   =    the Investor Rate for such Share for such Fixed Period;

               ED   =    the actual number of days elapsed during such Fixed
                         Period;

               LF   =    the Liquidation Fee, if any, for such Share for such
                         Fixed Period;

               ELY  =    Eurocurrency Liability Yield, if any, for such Share
                         for such Fixed Period;

provided, however, that no provision of this Agreement or the Ownership Document
--------  -------
shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided, further, that Yield for any
                                         --------  -------
Share shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

          "Yield Reserve" for any Share at any time means the sum of (i) the
           -------------
Liquidation Yield at such time for such Share, plus (ii) the accrued and unpaid Yield for such Share.

          SECTION 1.02. Other Terms. All accounting terms not specifically
                        -----------
defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

          SECTION 1.03. Computation of Time Periods. Unless otherwise stated in
                        ---------------------------
this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE PURCHASES

          SECTION 2.01. Facility. On the terms and conditions hereinafter set
                        --------
forth, the Investor may, in its sole discretion, make Purchases from time to time during the period from the date hereof to the Facility Termination Date. Under no circumstances shall the Investor make any Purchase if, after giving effect to such Purchase, the aggregate outstanding Capital of Shares, together with the aggregate outstanding "Capital" of "Shares" under the Citibank Agreement, would exceed the Purchase Limit. The Owner of each Share shall, with the proceeds of Collections attributable to such Share, reinvest, pursuant to
Section 2.05, in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Share. Nothing in this Agreement shall be deemed to be or construed as a commitment by the Investor (or CNA or Citibank) to purchase any Share at any time.

          SECTION 2.02. Making Purchases. Each Purchase shall be made on at
                        ----------------
least one Business Day's notice from the Seller to the Agent. Each such notice of a proposed Purchase shall specify the desired amount (which, in the case of the initial Purchase, shall not be less than $50,000,000, and, in the case of each subsequent Purchase, shall not be less than $1,000,000), date and duration of the initial Fixed Period for the Share to be purchased. In addition, if the Seller wishes the Purchaser to consider, in making such proposed Purchase, Receivables which arose after the date of the most recent Investor Report, the Seller shall submit to the Agent with such notice an Investor Report satisfactory to the Agent as of a date selected by the Seller, which date shall in no event be more than ten Business Days prior to the date of such notice. The Investor shall promptly notify the Agent whether it has determined to make such Purchase. The Agent shall promptly thereafter notify the Seller whether the Investor has determined to make such Purchase and whether the desired duration of the initial Fixed Period for the Share to be purchased is acceptable. On the date of each Purchase, the Investor shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Agent the purchase price of the Share being purchased by deposit of such amount in same day funds to the Agent's Account, and, after receipt by the Agent of such funds, the Agent will cause such funds to be made immediately available on such date to the Seller at Citibank's office at 399 Park Avenue, New York, New York. The Investor shall on the date of each Purchase, and the Owner of each Share shall on the first day of each Fixed Period (other than the initial Fixed Period) for such Share, notify the Agent and the Collection Agent of the Investor Rate for such Fixed Period.

          SECTION 2.03. Termination or Reduction of the Purchase Limit. (a)
                        ----------------------------------------------
Optional. The Seller may, upon at least five Business Days' notice to the Agent,
--------
terminate in whole or reduce in part the unused portion of the Purchase Limit; provided, however, that for purposes of this Section 2.03(a), the unused portion
--------  -------
of the Purchase Limit in connection with any such reduction shall be computed as the excess of (i) the Purchase Limit immediately prior to giving effect to such reduction over (ii) the sum of (A) the aggregate Capital of Shares outstanding at the time of such computation and (B) the aggregate "Capital" of "Shares" outstanding under the Citibank Agreement at such time; provided, further, that
                                                       --------  -------
each partial reduction shall be in an amount equal to $1,000,000 or an integral multiple thereof. Any date on which the Purchase Limit shall be reduced to zero shall be a "Facility Termination Date", and this Agreement shall terminate on the first date thereafter when no Capital of any Share shall be outstanding and all other amounts then due and payable under this Agreement shall have been paid in full.

          (b) Mandatory. On each day on which the Seller shall, pursuant to
              ---------
Section 2.03(a) of the Citibank Agreement, reduce in part the unused portion of the Commitment (as defined in the Citibank Agreement), the Purchase Limit shall automatically reduce by an equal amount. The Purchase Limit shall automatically be reduced to zero on any day on which the Seller shall terminate in whole the Commitment pursuant to Section 2.03(a) of the Citibank Agreement.

          SECTION 2.04. Share. (a) Each Share shall be initially computed as of
                        -----
the opening of business of the Collection Agent on the date of Purchase of such Share. Thereafter until the Termination Date for such Share, such Share shall be automatically recomputed as of the close of business of the Collection Agent on each day (other than a Liquidation Day). Such Share shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. Any Share, as computed as of the day immediately preceding the Termination Date for such Share, shall remain constant at all times on and after such Termination Date. Such Share shall become zero at such time as the Owner of such Share shall have received the accrued Yield for such Share and shall have recovered the Capital of such Share, and the Collection Agent shall have received the accrued Collection Agent Fee for such Share.

          (b) If any Share would otherwise be reduced on any day on account of newly arising Pool Receivables, the Owner of such Share may prevent such reduction by giving notice to the Collection Agent on such day that the Receivables Pool and the Net Receivables Pool Balance will include, with respect to Receivables arising as Pool Receivables on such day, only such number or portion of such Receivables as shall cause such Share to remain constant. The remainder of such Receivables or portion thereof shall be treated as Receivables arising on the next succeeding Business Day (subject to reapplication of this subsection (b)).

          SECTION 2.05. Non-Liquidation Settlement Procedures. On each day
                        -------------------------------------
(other than a Liquidation Day or a Provisional Liquidation Day) during each Settlement Period for each Share, the Collection Agent shall: (i) out of Collections of Pool Receivables attributable to such Share received on such day, set aside and hold in trust for the Owner of such Share an amount equal to the Yield, Miscellaneous Fees and Collection Agent Fee accrued through such day for such Share and not so previously set aside and (ii) reinvest the remainder of such Collections, for the benefit of such Owner, by recomputation of such Share pursuant to Section 2.04 as of the end of such day and the payment of such remainder to the Seller; provided, however, that, to the extent that the Agent
                         --------  -------
or any Owner shall be required for any reason to return any amount of Collections which shall have been previously reinvested for the account of such Owner pursuant hereto, such amount shall be deemed not to have been so applied but rather to have been retained by the Seller for the account of such Owner and, notwithstanding any provision hereof to the contrary, such Owner shall have a claim for such amount. On the first day of each calendar month, the Collection Agent shall deposit to the Agent's Account for the account of the Owner of each Share the amounts set aside as described in clause (i) of the first sentence of this Section 2.05 during the preceding calendar month; provided, however, that,
                                                       --------  -------
if a Liquidation Day shall occur during any Settlement Period for any Share during such preceding calendar month, the Collection Agent shall so deposit such amounts on the last day of such Settlement Period. Upon receipt of such funds by the Agent, the Agent shall distribute them first to the Owner of such Share in payment of the accrued Yield and Miscellaneous Fees for such Share and then to the Collection Agent in payment of the accrued Collection Agent Fee payable with respect to such Share. If there shall be insufficient funds on deposit for the payment in full of the aforementioned amounts, the Agent shall distribute funds, first, in payment of the accrued Collection Agent Fee payable with respect to such Share, and second, in payment of the accrued Yield for such Share and third, in payment of the accrued Miscellaneous Fees payable with respect to such Share.

          SECTION 2.06. Liquidation Settlement Procedures. On each Liquidation
                        ---------------------------------
Day and on each Provisional Liquidation Day during each Settlement Period for each Share, the Collection Agent shall set aside and hold in trust for the Owner of such Share the Collections of Pool Receivables attributable to such Share received on such Day. On the last day of each Settlement Period for each Share, the Collection Agent shall deposit to the Agent's Account for the account of the Owner of such Share the amounts set aside pursuant to the preceding sentence but not to exceed the sum of (i) the accrued Yield for such Share, (ii) the Capital of such Share, (iii) the accrued Collection Agent Fee payable with respect to such Share, (iv) the accrued Miscellaneous Fees payable with respect to such Share, and (v) the aggregate amount of other amounts owed hereunder by the Seller to the Owner of such Share. Any amounts set aside pursuant to the first sentence of this Section 2.06 and not required to be deposited to the Agent's Account pursuant to the preceding sentence shall be paid to the Seller by the Collection Agent; provided, however, that if amounts are set aside pursuant to
                  --------  -------
the first sentence of this Section 2.06 on any Provisional Liquidation Day which is subsequently determined not to be a Liquidation Day, such amounts shall be applied pursuant to clause (ii) of the first sentence of Section 2.05 on the day of such subsequent determination. Upon receipt of funds deposited to the Agent's Account pursuant to the second sentence of this Section 2.06, the Agent shall distribute them (i) to the Owner of such Share (a) in payment of the accrued Yield for such Share, (b) in reduction (to zero) of the Capital of such Share,
(c) in payment of the accrued Miscellaneous Fees with respect to such Share, and
(d) in payment of any other amounts owed by the Seller hereunder to such Owner and (ii) to the Collection Agent in payment of the accrued Collection Agent Fee payable with respect to such Share. If there shall be insufficient funds on deposit for the Agent to distribute funds in payment in full of the aforementioned amounts, the Agent shall distribute funds, first, in payment of
                                                          -----
the accrued Collection Agent Fee payable with respect to such Share, second, in
                                                                     ------
payment of the accrued Yield for such Share, third, in reduction of Capital of
                                             -----
such Share, fourth, in payment of the accrued Miscellaneous Fees with respect to
            ------
such Share, and fifth, in payment of other amounts payable to such Owner.
                -----

          SECTION 2.07. General Settlement Procedures. If on any day the
                        -----------------------------
Outstanding Balance of a Pool Receivable is either (a) reduced as a result of any defective, rejected or returned electricity, gas, water or services, any cash discount, or any adjustment by the Seller, or (b) reduced or cancelled as a result of a setoff in respect of any claim by the Obligor thereof against the Seller (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation (which shall be remitted to the Collection Agent and distributed pursuant to
Section 2.05 or 2.06 hereof, as applicable). If on any day any of the representations or warranties in Section 4.01(h)(ii) is no longer true with respect to a Pool Receivable, or if on any day any Pool Receivable shall no longer be an Eligible Receivable, the Seller shall be deemed to have received on such day a Collection in full of such Pool Receivable (which shall be remitted to the Collection Agent and distributed pursuant to Section 2.05 or 2.06 hereof, as applicable). Except as stated in the preceding sentences of this Section 2.07 or as otherwise required by law or the underlying Contract, all Collections received from an Obligor of any Receivable shall be applied to Receivables then outstanding of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, except if payment is designated by such Obligor for application to specific Receivables. Prior to the fifteenth Business Day of each month (except in the case of January, prior to January 30), the Collection Agent shall prepare and forward to the Agent for each Owner of a Share an Investor Report, relating to each Share, as of the close of business of the Collection Agent on the last day of the immediately preceding month. On or prior to the day the Collection Agent is required to make a deposit with respect to a Settlement Period pursuant to Section 2.05 or 2.06, the Seller will advise the Agent of each Liquidation Day and each Provisional Liquidation Day occurring during such Settlement Period and of the allocation of the amount of such deposit to each outstanding Share; provided, however, that, if the Seller is not
                                   --------  -------
the Collection Agent, the Seller shall advise the Collection Agent of the occurrence of each such Liquidation Day and each Provisional Liquidation Day occurring during such Settlement Period on or prior to such day.

          SECTION 2.08. Payments and Computations, Etc. All amounts to be paid
                        ------------------------------
or deposited by the Seller hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 (Noon) (New York City time) on the day when due in lawful money of the United States of America in same day funds to the Agent's Account. The Seller shall, to the extent permitted by law, pay to the Agent interest on all amounts not paid or deposited when due hereunder at 2% per annum above the Alternate Base Rate, payable on demand; provided, however,
                                                            --------  -------
that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be retained by the Agent except to the extent that such failure to make a timely payment or deposit has continued beyond the date for distribution by the Agent of such overdue amount to an Owner of a Share, in which case such interest accruing after such date shall be for the account of, and distributed by the Agent to, the Owners ratably in accordance with their respective interest in such overdue amount and all computations of Yield, Liquidation Yield, interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

          SECTION 2.09. Dividing or Combining of Shares. The Seller may, on
                        -------------------------------
notice received by the Agent not later than 11:00 A.M. (New York City time) three Business Days before the last day of any Fixed Period for any then existing Share ("Existing Share"), divide such Existing Share on such last day into two or more new Shares, each such new Share having Capital as designated in such notice and all such new Shares collectively having aggregate Capital equal to the Capital of such Existing Share. The Seller may, on notice received by the Agent not later than 11:00 A.M. (New York City time) three Business Days before the last day of any Fixed Periods ending on the same day for two or more Existing Shares owned by the same Owner on the date of any proposed Purchase (if the last day of such Fixed Period is the date of such proposed Purchase), either
(i) combine such Existing Shares or (ii) combine such Existing Share or Shares, if owned by the Investor, and such proposed Share to be purchased, on such last day into one new Share, such new Share having Capital equal to the aggregate Capital of such Existing Shares, or such Existing Share or Shares and such proposed Share, as the case may be. On and after any division or combination of Shares as described above, each of the new Shares resulting from such division, or the new Share resulting from such combination, as the case may be, shall be a separate Share having Capital as set forth above, and shall take the place of such Existing Share or Shares or proposed Share, as the case may be, in each case under and for all purposes of this Agreement, and the Agent shall annotate the Ownership Document accordingly.

          SECTION 2.10. Fees. Each Owner shall pay to the Collection Agent a
                        ----
collection fee (the "Collection Agent Fee") of 1/4 of 1% per annum on the average daily amount of Capital of each Share owned by such Owner, from the date of the initial Purchase hereunder until the later of the Facility Termination

Date or the date on which such Capital is reduced to zero, payable on the last day of each Settlement Period for such Share; provided, however, that, upon
                                              --------  -------
three Business Days' notice to the Agent, the Collection Agent may (if not Services) elect to be paid, as such fee, another percentage per annum on the average daily amount of Capital of each such Share, but in no event in excess of 110% of all reasonable and appropriate out-of-pocket costs and expenses of such Collection Agent of servicing, collecting and administering the Pool Receivables.

          SECTION 2.11. Increased Costs. (a) If CNA, the Owner, any entity which
                        ---------------
enters into a commitment to purchase Shares or interests therein, or any of their respective Affiliates (each an "Affected Person") determines that compliance with any law of regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of the capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables or interests therein related to this Agreement or to the funding thereof and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Agent), the Seller shall pay to the Agent, for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person in a certificate of the type referred to in the next sentence, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments; provided, however, that coverage
                                             --------  -------
will be provided only for increases in capital resulting from changes in laws,
regulations or guidelines from and after          , 199 . A certificate as to
                                         ---------     -
such amounts submitted to the Seller and the Agent by such Affected Person shall be presumed correct unless subsequently shown to be in error.

          (b) If, due to either (i) the introduction or any change (other than any change by way of imposition or increase of reserve requirements referred to in the definition of "Eurocurrency Liability Yield") in or in the interpretation by any court or any agency having authority for interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Owner of agreeing to purchase or purchasing, or maintaining the ownership of Shares in respect of which Yield is computed by reference to the Eurodollar Rate, then, upon demand by the Owner (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of the Owner (as a third-party beneficiary), from time to time as specified in a certificate of the type referred to in the next sentence, additional amounts sufficient to compensate the Owner for such increased costs. A certificate as to such amounts submitted to the Seller and the Agent by the Owner shall be presumed correct unless subsequently shown to be in error.

          (c) No Affected Person or Owner shall be entitled to demand compensation or be compensated under this Section 2.11 to the extent that such compensation relates to any period of time more than 120 days prior to the date upon which such Affected Person first notified the Seller of the occurrence of the event entitling such Affected Person or Owner to such compensation (unless, and to the extent, that any such compensation so demanded shall relate to the retroactive application of any such law, regulation, guideline or request).

          SECTION 2.12. Assignment of Originator Agreements and NewCo
                        ---------------------------------------------
Agreements. The Seller hereby assigns to the Agent, for the benefit of the
----------
Owners hereunder and under the Citibank Agreement, all of the Seller's right and title to and interest in the Originator Agreements and the NewCo Agreements. Such assignment shall include, without limitation, (a) all monies due and to become due to the Seller from the SPVs under or in connection with the NewCo Agreements and from the Originators under or in connection with the Originator Agreements, whether as Receivables or fees, expenses, costs, indemnities, damages for the breach of the NewCo Agreements or the Originator Agreements or otherwise available at law or in equity. The Agent shall have the sole right to enforce the Seller's rights and remedies under the NewCo Agreements and under the Originator Agreements for the benefit of such Owners (including, without limitation, (i) the right at any time to enforce any NewCo Agreement and the obligations of the SPV thereunder, (ii) the right at any time to enforce any Originator Agreement and the obligations of the Originator thereunder and (iii) the right, at any time, to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions, amendments, modifications or waivers under or with respect to the NewCo Agreements and the Originator Agreements. All amounts paid to the Seller under the NewCo Agreements and the Originator Agreements shall constitute Collections hereunder, and shall be applied pursuant to the terms of Sections 2.05 and/or Section 2.06 hereunder, as applicable. The foregoing assignment shall create a continuing assignment of and security interest in such collateral and shall remain in force until the later of the Facility Termination Date and the date upon which no Capital for any Share shall be existing.

                                   ARTICLE III

                             CONDITIONS OF PURCHASES

          SECTION 3.01. Conditions Precedent to Initial Purchase. The initial
                        ----------------------------------------
Purchase hereunder is subject to the conditions precedent that the Agent shall have received on or before the date of such Purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the
Agent:

          (a) A copy of (i) each Originator Agreement, (ii) each NewCo Agreement and (iii) the Parent Agreement, duly executed by all parties thereto;

          (b) A copy of (i) the "Ownership Document" under each Originator Agreement, duly executed by the Originator party thereto, (ii) the "Ownership Document" under each NewCo Agreement, duly executed by the SPV party thereto, and (iii) a copy of each such Ownership Document, duly executed by the Seller;

          (c) A copy of the resolutions adopted by (i) the Board of Directors of each Originator, approving the Originator Agreement to which such Originator is a party, the "Ownership Document" thereunder and the other documents to be delivered by it thereunder and the transactions contemplated thereby, (ii) the Board of Managers of each SPV, approving the Originator Agreement and the NewCo Agreement to which such SPV is a party, the "Ownership Document" under such NewCo Agreement, and the other documents to be delivered by it thereunder and the transactions contemplated thereby, (iii) the Board of Managers of the Seller, approving the NewCo Agreements, this Agreement and the Ownership Document and the other documents to be delivered by it thereunder and hereunder and the transactions contemplated thereby and hereby, (iv) the Board of Directors of Services, approving the Originator Agreements, the NewCo Agreements, and this Agreement and the other documents to be delivered by it thereunder and the transactions contemplated thereby, and (v) the Board of Directors of the Parent, approving the Parent Agreement and the other documents to be delivered by it thereunder and the transactions contemplated thereby , in each case certified by its Secretary or Assistant Secretary;

          (d) The Articles of Organization and Operating Agreement or other constitutive document(s) of (i) each SPV and (ii) the Seller, in each case certified by its Secretary or Assistant Secretary;

          (e) A certificate of the Secretary or Assistant Secretary of (i) each Originator, certifying the names and true signatures of the officers authorized on its behalf to sign the Originator Agreement and the "Ownership Document" thereunder and the other documents to be delivered by it thereunder and the transactions contemplated thereby, (ii) each SPV, certifying the names and true signatures of the officers authorized on its behalf to sign the Originator Agreement and the NewCo Agreement to which such SPV is a party, the "Ownership Document" under such NewCo Agreement, and the other documents to be delivered by it thereunder and the transactions contemplated thereby, (iii) the Seller, certifying the names and true signatures of the officers authorized on its behalf to sign the NewCo Agreements, this Agreement and the Ownership Document and the other documents to be delivered by it thereunder and hereunder, (iv) Services, certifying the names and true signatures of the officers authorized on its behalf to sign the Originator Agreements, the NewCo Agreements and this Agreement and the other documents to be delivered by it thereunder and hereunder, and (v) the Parent, certifying the names and true signatures of the officers authorized on its behalf to sign the Parent Agreement and the other documents to be delivered by it thereunder and hereunder (on each which certificate the Agent and each Owner may conclusively rely until such time as the Agent shall receive from such Originator or such SPV or the Seller or Services, as the case may be, a revised certificate meeting the requirements of this subsection (e));

          (f) Acknowledgment copies of proper Financing Statements (Form UCC-_), dated a date reasonably near to the date of the Initial Purchase, (i) naming each Originator as the seller of Receivables and Related Security, the related SPV as purchaser/secured party, and CNA, as assignee, (ii) naming each SPV as the seller of Receivables and Related Security and as the assignor or the related Originator Agreement, the Seller as purchaser/secured party, and CNA, as Agent, as assignee, and (iii) naming the Seller as the assignor of Receivables and Related Security and as the assignor of the Originator Agreements and the NewCo Agreements, CNA, as Agent, as assignee, or other, similar instruments or documents, as may be necessary or, in the opinion of the Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Owners' ownership interests in all Receivables and Related Security in which an interest may be assigned hereunder, and in the Originator Agreements and the NewCo Agreements, as against each of the Originators and each of the SPVs and the Seller;

          (g) Acknowledgement copies of proper Financing Statements (Form UCC-
     3), if any, necessary to release all security interests and other rights of any Person in the Receivables and Related Security previously granted by any Originator or any SPV or the Seller;

          (h) Certified copies of Requests for Information or Copies (Form UCC-11) (or a similar search report certified by a party acceptable to the Agent), dated a date reasonably near to the date of the Initial Purchase, listing all effective financing statements which name any Originator or any SPV or the Seller (in each case, under its present name and any previous name used by it within the last five years) as debtor and which are filed in the jurisdictions in which filings were made pursuant to subsection (f) above, together with copies of such financing statements (none of which shall cover any Receivables or Contracts);

          (i) A copy of the Citibank Agreement, duly executed by all the parties thereto, and the other instruments, agreements and documents required to be delivered thereunder;

          (j) A copy of wire instructions on customer letterhead and an authorized signer/call back list (for fundings), duly executed by all parties thereto;

          (k) A favorable opinion of                 , counsel for the Seller,
                                     ----------------
     the SPVs, the Originators, Services and the Parent, in form and substance satisfactory to the Agent;

          (l) A favorable opinion of D'Amato & Lynch, counsel for the Agent, as the Agent may reasonably request;

          (m) An opinion of D'Amato & Lynch, counsel for the Agent, addressed to the Investor and the dealer for the commercial paper of the Investor, as to the correctness of the representation and warranty of the Seller set forth in Section 4.01(k), in substantially the form previously delivered by the Agent to such counsel; and

          (n) A completed Investor Report for the period ending         ,    ,
                                                                --------  ---
     dated as of the date of the initial Purchase.

          SECTION 3.02. Conditions Precedent to All Purchases and Reinvestments.
                        -------------------------------------------------------
Each Purchase (including the initial Purchase) hereunder and the right of the Collection Agent to reinvest in Pool Receivables those Collections attributable to a Share pursuant to Section 2.05 or 2.06 shall be subject to the further conditions precedent that (a) with respect to any such Purchase, on or prior to the date of such Purchase, the Collection Agent shall have delivered to the Agent such information as may be reasonably requested by the Agent, and (b) on the date of such Purchase or reinvestment the following statements shall be true (and the Seller by accepting the amount of such Purchase or by receiving the proceeds of such reinvestment shall be deemed to have certified that):

          (i) the representations and warranties contained in Section 4.01 are correct on and as of such day as though made on and as of such date,

          (ii) no event has occurred and is continuing, or would result from such Purchase or reinvestment, which constitutes an Event of Investment Ineligibility or would constitute an Event of Investment Ineligibility but for the requirement that notice be given or time elapse or both,

          (iii) the Agent shall not have delivered to the Seller a notice that the Investor shall not make any further Purchases hereunder and/or that the Collection Agent shall not reinvest in any Pool Receivables on behalf of the Investor, and

          (iv) on such date, the long-term public secured debt securities of two of the Originators are not rated at least BBB- by S&P and Baa3 by Moody's or, if such debt securities are not publicly rated on such date, the Agent has determined, in its sole discretion, that such debt securities would receive such ratings if they were publicly rated, and (c) the Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties of the Seller. The Seller
                        --------------------------------------------
represents and warrants as follows:

          (a) The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and is duly qualified to do business, and is in good standing, in all states where the nature of its business or the ownership or use of property requires such qualification.

          (b) The execution, delivery and performance by the Seller of this Agreement, the NewCo Agreements, the Ownership Document and all other instruments and documents delivered by the Seller hereunder and thereunder, and the transactions contemplated hereby and thereby, and the Seller's use of the proceeds of Purchases, are within the Seller's limited liability company powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's Articles of Organization or Operating Agreement, (ii) law or (iii) any provision of any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or similar agreement to which the Seller is a party or by which its property may be bound, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties, except as contemplated by this Agreement or the Ownership Document; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (c) No authorization or approval of, or application or notice to or filing with, any governmental entity including, without limitation, the Public Service Commission of Wisconsin, the Minnesota Public Utilities Commission, the Illinois Commerce Commission, the Federal Energy Regulatory Commission and the Securities and Exchange Commission is required for the due execution, delivery and performance by the Seller of this Agreement, the NewCo Agreements, the Ownership Document or any other document or instrument to be delivered hereunder or thereunder except for (i) the filing of the UCC Financing Statements referred to in Section 3.03 and (ii) the approval of the Public Service Commission of Wisconsin, the Minnesota Public Utilities Commission, the Illinois Commerce Commission and the Securities and Exchange Commission, all of which, at the time required in
     Section 3.01, shall have been duly made and shall be in full force and effect.

          (d) Each of this Agreement and the NewCo Agreements constitutes, and the Ownership Document when delivered hereunder shall constitute, the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with their respective terms.

          (e) The balance sheet as of             , 1999, certified by the
                                      ------------
     Seller's chief financial officer, a copy of which has been furnished to the Agent, fairly presents the financial condition of the Seller as of the date
     of such balance sheet. Since           , 1999, there has been no material
                                  ----------
     adverse change in the financial condition or operations of the Seller.

          (f) (i)There are no actions, suits or proceedings pending, or to the knowledge of the Seller threatened, against or affecting the Seller or any subsidiary, or the property of the Seller or of any subsidiary, in any court, or before any arbitrator of any kind, or before or by any governmental body, which, if determined adversely to the Seller, would materially adversely affect the financial condition or operations of the Seller or the ability of the Seller to perform its obligations under this Agreement, the NewCo Agreements or the Ownership Document; (ii) there is no pending or threatened litigation which purports to affect the legality, validity or enforceability of this Agreement or the NewCo Agreements or any transaction contemplated hereby or thereby or which seeks to enjoin or challenge any proposed use of the proceeds of the Purchases hereunder; and
     (iii) the Seller is not in default with respect to any order of any court, arbitrator or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to the business or operations of the Seller.

          (g) No proceeds of any Purchase will be used (i) for a purpose which violates, or would be inconsistent with, regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended.

          (h)(i) The Receivables Pool is composed solely of Eligible Receivables, except for such Receivables as shall not, in the aggregate, constitute a material portion of the Receivables Pool; and (ii) upon each Purchase or reinvestment, the Owner making such Purchase or reinvestment will acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Share in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto free and clear of Adverse Claims; and no effective financing statement or other instrument similar in effect covering any Pool Receivable or the Related Security or Collections with respect thereto is on file in any recording office, except (A) those filed in favor of CNA, as Agent, in accordance with this Agreement, the NewCo Agreements, and the Originator Agreements or (B) UCC Financing Statements, if any, filed in favor of the Seller, as secured party.

          (i) Each Investor Report (if prepared by the Seller or any Person designated by the Seller, or to the extent that information contained therein is supplied by the Seller or any Person designated by the Seller), information, exhibit, financial statement, document, book, record or report furnished at any time by the Seller to the Agent or any Owner in connection with this Agreement or the Originator Agreement is accurate in all material respects as of its date and (except as otherwise disclosed to the Agent or such Owner, as the case may be, at or prior to the time furnished) as of the date so furnished, and no such document contains, as of its date or (except as otherwise disclosed to the Agent or such Owner, as the case may be, at or prior to the time furnished) as of the date so furnished, any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

          (j) The chief place of business and chief executive office of the Seller are located at 222 West Washington Avenue, Madison, Wisconsin 53701-0192, and the offices where the Seller keeps all its books, records and documents evidencing Pool Receivables or the related Contracts are located at 222 West Washington Avenue, Madison, Wisconsin 53701-0192.

          (k) The Pool Receivables are accounts receivable representing all or part of the sale price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended; the nature of the Pool Receivables is such that their purchase with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended.

          (l) The Joint Expenses Ratio is not in excess of 25%.

          (m) The NewCo Agreements are the only agreement pursuant to which the Seller purchases receivables from any Originator or any SPV and each of the Receivables sold hereunder has been purchased under one of the NewCo Agreements. The Seller has given the Agent true, correct and complete copies of the NewCo Agreements and the Originator Agreements, each of which is in full force and effect, and there are no written or oral understandings which would vary, waive or otherwise modify the terms thereof except those which have been approved in writing by the Agent.

          (n) The Seller has no subsidiaries and does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any other Person and has conducted no other business except for the execution and delivery of the NewCo Agreements, this Agreement, the acquisition of the Pool Receivables and sales thereof contemplated thereunder and hereunder, and such other activities as are incidental to the foregoing.

          (o) The Seller is operated as an entity separate from the Originators and each other member of the Parent Group and, towards such end, the
     Seller:

               (i) maintains books and records of account (including financial records) which are separate from each other member of the Parent Group and maintains its assets in a manner which facilitates their identification and segregation from those of any other member of the Parent Group;

               (ii) maintains its assets, funds and transactions separate from those of any member of the Parent Group, reflecting such assets and transactions in financial statements separate and distinct from those of such members, and evidencing such assets, funds and transactions by appropriate entries in the books and records referred to in clause (i) above, and providing for its own operating expenses and liabilities from its own assets and funds other than certain expenses and liabilities relating to basic corporate overhead which may be allocated between the Seller and the Parent Group;

               (iii) conducts all intercompany transactions with all members of the Parent Group on an arm's length basis;

               (iv) at all times enters into its contracts and otherwise holds itself out to the public under the Seller's own name as a legal entity separate and distinct from its Affiliates;

               (v) holds such appropriate meetings or obtains such appropriate consents of its Board of Managers as are necessary to authorize all the Seller's actions required by law to be authorized by such Board of Managers, keeping minutes of such meetings and of meetings of its members and observing all other limited liability company formalities.

          (p) The Seller has been adequately capitalized in light of its business and, on the date hereof, (i) is not "insolvent" (as such term is defined in the Bankruptcy Code), (ii) is able to pay its debts as they mature, and (iii) does not have unreasonably small capital for the business in which it is engaged.

          (q) The Seller shall have given reasonably equivalent value to the SPVs in consideration for the transfer to the Seller of the Receivables and Related Security and such transfer is not voidable under Sections 544, 545, 548, 549 or 724(a) of the Bankruptcy Code.

                                    ARTICLE V

                         GENERAL COVENANTS OF THE SELLER

          SECTION 5.01. Affirmative Covenants of the Seller. Until the later of
                        -----------------------------------
the Facility Termination Date and the date upon which no Capital for any Share shall be existing, the Seller will, unless the Agent shall otherwise consent in writing:

          (a) Compliance with Laws, Etc. Comply in all material respects with
              -------------------------
     all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Pool Receivables and related Contracts, the noncompliance with which would materially and adversely affect the financial condition or operations of the Seller or materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under this Agreement, the NewCo Agreements or the Ownership Document.

          (b) Preservation of Existence. Preserve and maintain its limited
              -------------------------
     liability company existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign limited liability company in every jurisdiction where the nature of its business requires it to be so qualified, to the extent that failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect the interests of the Owners or the Agent hereunder or in the Pool Receivables, or the ability of the Seller or the Collection Agent to perform their respective obligations hereunder.

          (c) Audits. At any time and from time to time during regular business
              ------
     hours, upon at least five Business Days' notice (or one Business Day's notice if any Designated Event shall then exist), permit the Agent, or its agents or representatives, at their own expense, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to Pool Receivables, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Pool Receivables or the Seller's performance hereunder with the chief financial officer or the treasurer of the Seller or with any other officers or employees of the Seller having knowledge of such matters and who are referred by the chief financial officer or the treasurer. The Seller agrees not to unreasonably withhold referrals to any such other officers or employees.

          (d) Keeping of Records and Books of Account. Maintain and implement
              ---------------------------------------
     administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

          (e) Performance and Compliance with Receivables and Contracts. At its
              ---------------------------------------------------------
     expense timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables.

          (f) Location of Records. Keep its chief place of business and chief
              -------------------
     executive office, and the offices where it keeps its records concerning the Pool Receivables and all Contracts related thereto (and all original documents relating thereto), in the location set forth in Section 4.01(j) hereof or, upon 30 days' prior written notice to the Agent, at other locations.

          (g) Credit and Collection Policies. Comply in all material respects
              ------------------------------
     with its Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

          (h) Collections. At all times following the designation by the Agent
              -----------
     of any Designated Account, deposit, or cause to be deposited, all Collections to such Designated Account.

          (i) Originator Agreements and NewCo Agreements. Take all action
              ------------------------------------------
     necessary to perfect, protect and evidence the Seller's interest as against the Originators and the SPVs in the Receivables and Related Contracts.

          (j) Separate Identity. Take all actions reasonably required to
              -----------------
     maintain itself as an entity separate from the members of the Parent Group, including such actions as are necessary to ensure that the representations and warranties contained in Section 4.01(n) through (q) remain true and correct at all times.

          (k) Compliance with Opinion Assumptions and Constituent Documents.
              -------------------------------------------------------------
     Without limiting the generality of subsection (j) above, maintain in place all policies and procedures, and take and continue to take all actions, described in the assumptions as to facts set forth in, and forming the basis of, the opinions set forth in the opinion of Foley & Lardner delivered to the Originators and the Parent in connection with the transactions contemplated by the Originator Agreements (as if such opinions applied to it) and comply with, and cause compliance with, the provisions of the constituent documents of the Seller delivered to the Agent pursuant to Section 3.01 of the Ciesco Agreement as the same may, from time to time, be amended, modified or otherwise supplemented with the prior written consent of the Agent.

          (l) Net Worth. Maintain a net worth (as defined under generally
              ---------
     accepted accounting principles) in an amount not less than zero.

          SECTION 5.02. Reporting Requirements of the Seller. Until the later of
                        ------------------------------------
the Facility Termination Date and the date upon which no Capital for any Share shall be existing, the Seller will, unless the Agent shall otherwise consent in writing, furnish to the Agent:

          (a) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Seller, beginning with the first quarter of 2000, a balance sheet of the Seller as of the end of such quarter, and statements of income and retained earnings of the Seller, each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by a principal financial or accounting officer of the Seller;

          (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Seller beginning with the fiscal year ended December 31, 1999, a copy of the balance sheet of the Seller as of the end of such year and the related statements of income and retained earnings of the Seller for such year, each certified by a principal financial or accounting officer of the Seller;

          (c) as soon as possible and in any event within ten days after the occurrence of each Event of Investment Ineligibility or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Investment Ineligibility, the statement of a principal financial or accounting officer of the Seller setting forth details of such Event of Investment Ineligibility or event and the action which the Seller proposes to take with respect thereto;

          (d) as soon as possible after the adoption of, or any change in, any applicable law, rule or regulation which has, or is likely to have, the effect described in Section 5.03(b) or 5.03(c), the statement of a principal financial or accounting officer of the Seller describing such law, rule or regulation and its effect (or anticipated effect);

          (e) at least ten Business Days prior to any change in the Seller's name, a notice setting forth the new name and the effective date thereof;

          (f) promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the financial condition or operations of the Seller, as the Agent may from time to time reasonably request in order to protect any Owner's or the Agent's interests under or contemplated by this Agreement or the Ownership Document; and

          (g) promptly, but in no event later than the close of business on the date of receipt from any Originator under the Originator Agreement to which such Originator is a party or from any SPV under the NewCo Agreement to which such SPV is a party, copies of all reports delivered to the Seller pursuant to Section 5.02 of such Originator Agreement or NewCo Agreement.

          SECTION 5.03. Negative Covenants of the Seller. Until the later of the
                        --------------------------------
Facility Termination Date and the date upon which no Capital for any Share shall be existing, the Seller will not, without the written consent of the Agent:

          (a) Sales, Liens, Etc. Except as otherwise provided herein, or
              -----------------
     pursuant to the Citibank Agreement, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, the Seller's undivided interest in any Pool Receivable or related Contract, or assign any right to receive income in respect thereof.

          (b) Extension or Amendment of Receivables. Except as otherwise
              -------------------------------------
     permitted in Section 6.02, extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

          (c) Change in Business or Credit and Collection Policy. Make any
              --------------------------------------------------
     change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Pool Receivable.

          (d) Deposits to Designated Accounts. Deposit or otherwise credit, or
              -------------------------------
     cause or permit to be so deposited or credited, to any Designated Account cash or cash proceeds other than Collections of Pool Receivables.

          (e) Originator Agreements and NewCo Agreements. Amend, waive, modify
              ------------------------------------------
     or otherwise terminate any terms or provisions of any Originator Agreement or any NewCo Agreement, which right to amend, modify, waive or terminate has been assigned to the Agent for the benefit of the Owners pursuant to
     Section 6.06.

          (f) Amendment to Certificate of Formation. Amend, modify, or otherwise
              -------------------------------------
     make any change to its Certificate of Formation or Operating Agreement which change in any way would nullify or circumvent the limitations on its business activities, the nature of its separate existence from its affiliates and the requisite directors' consents for taking certain actions.

          (g) Debt. Create, assume or suffer to exist any indebtedness for
              ----
     borrowed money (excluding any indebtedness arising hereunder).

          (h) Permitted Investments. Make any loans to, advances to, investments
              ---------------------
     in or otherwise acquire any capital stock or equity security of, or any equity interest in, any other Person.

          (i) Restricted Payments. Make any cash payments to, or otherwise
              -------------------
     transfer any funds to, any of its Affiliates, except for (i) payments of the "Purchase Price" under the NewCo Agreements, (ii) payments owed for shared operating expenses (including, without limitation, the costs and expenses of the transaction contemplated hereunder) or allocated tax liabilities in accordance with the representations and warranties set forth in Section 4.01(o), (iii) dividends which are declared by the Seller's Board of Managers in accordance with all formalities of limited liability company law and which are made no more frequently than monthly, and (iv) so long as the long-term public secured debt securities of two of the Originators are rated at least BBB- by S&P and Baa3 by Moody's, then the Seller may allow the Collection Agent to invest Collections in short-term demand notes of the Parent, which notes are evidenced in writing and contain arms'-length terms consistent with those on which the Parent could borrow in the commercial paper market.

          (j) Limited Business. Conduct any business with any Person, or enter
              ----------------
     into any transactions with Affiliates or other Persons, except those that are specifically contemplated under the NewCo Agreement and this Agreement and to the extent consistent with the representations and warranties set forth in Section 4.01(o).

          (k) Subsidiaries. Have any subsidiaries.
              ------------

                                   ARTICLE VI

                          ADMINISTRATION AND COLLECTION

          SECTION 6.01. Designation of Collection Agent. The servicing,
                        -------------------------------
administering and collection of the Pool Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this Section 6.01. Until the Agent gives notice to the Seller of a designation of a new Collection Agent, Services is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Agent may at any time after the occurrence of a Designated Event designate as Collection Agent any Person (including itself) to succeed Services or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. The Collection Agent may subcontract with the Originators and may, with the prior consent of the Agent, subcontract with any other Person for servicing, administering or collecting the Pool Receivables, provided that the Collection Agent shall remain
                                 --------
liable for the performance of the duties and obligations of the Collection Agent pursuant to the terms hereof.

          SECTION 6.02. Duties of Collection Agent. (a) The Collection Agent
                        --------------------------
shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Seller, the Investor, each Owner and the Agent hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.01, to enforce its respective rights and interests in and under the Pool Receivables, the Related Security and the Contracts. The Collection Agent shall set aside and hold in trust for the account of the Seller and each Owner their respective allocable shares of the Collections of Pool Receivables in accordance with Sections 2.05 and 2.06 but shall not be required (unless otherwise requested by the Agent) to segregate the funds constituting such portion of such Collections prior to the remittance thereof in accordance with said Sections. In addition to the foregoing, the Collection Agent shall be required to set aside all other Collections of Receivables for the benefit of the Seller, and nothing in this
Section 6.02(a) shall be deemed to relax the requirements elsewhere in this Agreement that the Seller maintain its bank accounts separate from those of its Affiliates. The Seller shall have the right, at any time, to demand the immediate segregation of its funds from those of the Parent Group to such other accounts which the Agent has approved in writing. The Collection Agent shall (i) not deposit the Seller's funds in its own bank accounts or those of the Seller's other Affiliates without properly evidencing such investments by written instruments payable to the Seller; (ii) ensure that any of the Seller's funds deposited by it will be readily identifiable at all times from the funds of the other members of the Parent Group so as to facilitate the prompt and separate identification of the Seller's assets and (iii) account to the Seller for any funds not so properly evidenced or identified. If instructed by the Agent, the Collection Agent shall segregate and deposit with a bank (which may be Citibank) designated by the Agent such allocable share of Collections of Pool Receivables, set aside for each Owner, on the first Business Day following receipt by the Collection Agent of such Collections. Provided no Event of Investment Ineligibility or Event of Purchase Ineligibility shall have occurred and be continuing, Services, while it is the Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as Services may determine to be appropriate to maximize Collections thereof. The Originators shall deliver to the Collection Agent, and the Collection Agent shall hold in trust for the Seller and each Owner in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Pool Receivables.

          (b) The Collection Agent shall as soon as practicable following receipt turn over to the SPVs (i) that portion of Collections of Pool Receivables representing their respective undivided interests therein, less all reasonable and appropriate out-of-pocket costs and expenses of such Collection Agent of servicing, collecting and administering the Pool Receivables to the extent not covered by the Collection Agent Fee received by it and (ii) the Collections of any Receivable which is not a Pool Receivable. The Collection Agent, if other than Services, shall as soon as practicable upon demand deliver to the Seller all documents, instruments and records in its possession which evidence or relate to Receivables of the Seller other than Pool Receivables, and copies of documents, instruments and records in its possession which evidence or relate to Pool Receivables. The Collection Agent's authorization under this Agreement shall terminate, after the Facility Termination Date, upon receipt by each Owner of a Share of an amount equal to the Capital plus accrued Yield for such Share plus all other amounts owed to the Agent, each Owner and the Seller and (unless otherwise agreed by the Agent and the Collection Agent) the Collection Agent under this Agreement.

          SECTION 6.03. Rights of the Agent. (a) At any time after the
                        -------------------
occurrence of a Designated Event, the Agent is hereby authorized to notify at the Seller's expense the Obligors of Pool Receivables, or any of them, of the ownership of Shares by the Owners.

          (b) At any time following the designation of a Collection Agent other than Services pursuant to Section 6.01:

          (i) The Agent may direct the Obligors of Pool Receivables, or any of them, that payment of all amounts payable under any Pool Receivable be made directly to the Agent or its designee.

          (ii) The Seller shall, at the Agent's request and at the Seller's expense, give notice of such ownership to each said Obligor and direct that payments be made directly to the Agent or its designee.

          (iii) The Seller shall, at the Agent's request, (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) which evidence the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables, and shall make the same available to the Agent at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

          (iv) Each of the Seller, the Investor and each Owner hereby authorizes the Agent to take any and all steps in the Seller's name and on behalf of the Seller and the Owners necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts.

          SECTION 6.04. Responsibilities of the Seller. Anything herein to the
                        ------------------------------
contrary notwithstanding:

          (a) the Seller shall, or shall cause the SPVs to cause the Originators to, perform all of their respective obligations under the Contracts related to the Pool Receivables to the same extent as if Shares had not been sold hereunder and the exercise by the Agent of its rights hereunder shall not relieve the Seller or the Originators, as applicable, from such obligations or its obligations with respect to Pool Receivables; and

          (b) neither the Agent nor the Owners shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform any of the obligations of the Seller or the Originator thereunder, as applicable.

In addition to the foregoing, none of the Agent or the Owners shall have any obligation or liability with respect to any obligations of the Seller under the NewCo Agreements or of the SPVs under the Originator Agreements, all of which obligations are expressly retained by the Seller or the SPV, as the case may be, and are not assumed by any other party hereto.

          SECTION 6.05. Further Action Evidencing Purchases. The Seller agrees
                        -----------------------------------
that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Agent may reasonably request in order to perfect, protect or more fully evidence the Shares purchased by the Owners hereunder, or to enable any of them or the Agent to exercise or enforce any of their respective rights hereunder or under the Ownership Document. Without limiting the generality of the foregoing, the Seller will upon the request of the Agent: (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; (ii) mark conspicuously each invoice evidencing each Pool Receivable and the related Contract with a legend, acceptable to the Agent and not unacceptable to the Seller acting reasonably, evidencing that such Shares have been sold in accordance with this Agreement; and (iii) mark its master data processing records evidencing such Pool Receivables and related Contracts with such legend. If the Seller does not execute and file or execute and return to the Agent any financing statement requested by the Agent pursuant to this Section within 20 days after the Agent's request, the Seller hereby authorizes the Agent to file such financing statement without the signature of the Seller where permitted by law, provided that the collateral description contained in such financing statement shall be identical to that set forth in the financing statements referred to in Section 3.03(f). If the Seller fails to perform any of its agreements or obligations under this Agreement, the Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Seller as provided in Section 10.01 or 11.06, as applicable. The Collection Agent shall, promptly upon the Seller's or the Agent's request pursuant to this Section 6.05, deliver the original Contracts in its possession to the Agent, together with any endorsements as may be required hereunder or under the applicable NewCo Agreement or Originator Agreement.

          SECTION 6.06. Transmission of Investor Reports by Electronic Mail. (a)
                        ---------------------------------------------------
The Collection Agent shall make arrangements with VeriSign, Inc. (or another authenticating organization acceptable to the Agent) to enable the Collection Agent to generate digital signatures. The Collection Agent shall safeguard the keys, access codes or other means of generating its digital signatures.

          (b) Each Investor report transmitted to the Agent by electronic mail (an "E-Mail Investor Report") shall be formatted as the Agent may designate from time to time and shall be digitally signed. Each E-Mail Investor Report shall be sent to the Agent at an electronic address designated by the Agent. The Agent shall be authorized to rely upon such E-Mail Investor Report for purposes of this Agreement to the same extent as if the contents thereof had been otherwise delivered to the Agent in accordance herewith.

          (c) The indemnity provisions of Article X hereof shall apply to this
Section 6.06 and the transmission, receipt or use of E-Mail Investor Reports pursuant hereto.

          (d) The Agent may terminate the operation of this Section at any time upon notice in writing to the Collection Agent and the Seller.

                                   ARTICLE VII

                       EVENTS OF INVESTMENT INELIGIBILITY

          SECTION 7.01. Events of Investment Ineligibility. If any of the
                        ----------------------------------
following events ("Events of Investment Ineligibility") shall occur and be continuing:

          (a) the Seller or any of its Affiliates, acting as the Collection Agent, (i) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 7.01(a)) and such failure shall remain unremedied for five Business Days or
     (ii) shall fail to make any payment or deposit to be made by it hereunder when due (provided, however, that any such failure that is due solely to
               --------  -------
     causes outside the Collection Agent's control and that could not have been avoided by the exercise of due care shall not be an Event of Investment Ineligibility hereunder if cured no later than the Business Day immediately following the due date); or

          (b) any representation or warranty made or deemed to be made by any Originator or any SPV or the Seller or Services or the Parent (or any of their respective officers) under or in connection with this Agreement, any Originator Agreement, any NewCo Agreement, the Parent Agreement or any Investor Report furnished by the Seller or Services, whether as Collection Agent or otherwise, or other information or report delivered by the Seller or Services, whether as Collection Agent or otherwise, or the Parent or by any of their respective officers pursuant hereto or thereto shall prove to have been false or incorrect in any material adverse respect when made or deemed made; or

          (c) any Originator or any SPV or Services or the Seller or the Parent shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, any Originator Agreement, any NewCo Agreement or the Parent Agreement on its part to be performed or observed and any such failure shall remain unremedied for ten Business Days after written notice thereof shall have been given by the Agent to the Seller, such Originator, such SPV or Services or the Parent, as the case may be; or

          (d) any Originator or the Parent shall fail to pay any Debt in excess of $5,000,000 or any installment thereof or any interest or premium thereon, or the Seller or any SPV or Services shall fail to pay any Debt or any installment thereof or any interest or premium thereon, in either case when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt, or any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled prepayment) prior to the stated maturity thereof; or

          (e) any Purchase or any reinvestment pursuant to Section 2.05 shall for any reason cease to create, or any Share shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Share in each applicable Pool Receivable and the Related Security and Collections with respect thereto; or

          (f)(i) the Seller or any Originator or any SPV or Services or the Parent shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller or any Originator or any SPV or Services or the Parent seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, if instituted against the Seller or any Originator or any SPV or Services or the Parent, either such proceeding shall not be stayed or dismissed for 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or (ii) the Seller or any Originator or any SPV or Services or the Parent shall take any corporate action to authorize any of the actions set forth in clause (i) above in this subsection (f); or

          (g) as of the last day of any calendar month, either the Default Ratio shall exceed 7% or the Delinquency Ratio shall exceed 12% or the Loss-to-Liquidation Ratio shall exceed 0.75%; or

          (h) the Net Receivables Pool Balance shall for a period of five consecutive Business Days be less than the sum of the aggregate outstanding Capital of all Shares and of the aggregate outstanding "Capital" of all "Shares" under the Citibank Agreement; or

          (i) there shall have been any material adverse change in the financial condition or operations of any Originator or any SPV or Services or the
     Seller or the Parent since       , 1999, which materially adversely affects
                                ------
     the collectibility of the Pool Receivables, or which materially adversely affects the ability of any Originator or any SPV or Services or the Seller to collect Pool Receivables or the ability of Services or the Seller to perform hereunder;

          (j) the Parent shall cease to own, directly or indirectly, 100% of the issued and outstanding capital stock or membership interests of each of the Originators, each of the SPVs, Services and the Seller;

          (k) an "Event of Termination" under any Originator Agreement or any NewCo Agreement shall occur; or

          (l) any Purchase of a Pool Receivable under any Originator Agreement or any NewCo Agreement shall for any reason, except to the extent permitted by the terms hereof, cease to create a valid and perfected first priority ownership interest as against the Originator thereof or the related SPV, as the case may be, in each Pool Receivable and the Related Security and Collections with respect thereto, free and clear of any Adverse Claims (except to the extent contemplated hereunder or under the Citibank Agreement in favor of the Seller);

then, and in any such event, the Agent shall, at the request, or may with the consent, of any Owner, by notice to the Seller declare the Facility Termination Date to have occurred, except that, in the case of any event described above in clause (i) of subsection (f) or described above in subsection (e), the Facility Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such termination of the Facility, the Agent and the Owners shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing or the general applicability of
Article IX hereof, any Owner may elect to assign any Share owned by such Owner to an Assignee following the occurrence of any Event of Investment Ineligibility.

                                  ARTICLE VIII

                                    THE AGENT

          SECTION 8.01. Authorization and Action. Each of the Investor and CNA
                        ------------------------
hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

          SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its
                        ---------------------
directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including, without limitation, the Agent's servicing, administering or collecting Pool Receivables as Collection Agent pursuant to Section 6.01), except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Seller, any Originator, any SPV, Services or the Parent), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Owner and shall not be responsible to any Owner for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Originator Agreement or any NewCo Agreement or the Parent Agreement on the part of the Seller or any Originator or any SPV or Services or the Parent or to inspect the property (including the books and records) of the Seller or any Originator or any SPV or Services or the Parent; (iv) shall not be responsible to any Owner for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any Originator Agreement, any NewCo Agreement, the Parent Agreement, the Ownership Document or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 8.03. CNA and Affiliates. With respect to any Share owned by
                        ------------------
CNA, CNA shall have the same rights and powers under this Agreement as would any Owner and may exercise the same as though it were not the Agent. CNA and its Affiliates may generally engage in any kind of business with the Seller, any Originator, any SPV, Services, the Parent, any Obligor, or any of their respective Affiliates and any Person who may do business with or own securities of the Seller, any Originator, any SPV, Services, the Parent, any Obligor or any of their respective Affiliates, all as if CNA were not the Agent and without any duty to account therefor to the Owners.

          SECTION 8.04. Investor's Purchase Decision. The Investor acknowledges
                        ----------------------------
that it has, independently and without reliance upon the Agent, any of its Affiliates or any other Owner and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, if it so determines, to purchase an undivided ownership interest in Pool Receivables hereunder. Each Owner also acknowledges that it will, independently and without reliance upon the Agent, any of its Affiliates or any other Owner and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

                                   ARTICLE IX

                              ASSIGNMENT OF SHARES

          SECTION 9.01. Assignment. (a) This Agreement and the Owner's rights
                        ----------
and obligations herein (including ownership of each Share) shall be assignable by the Owner and its successors and assigns to Citibank, CNA, any of their affiliates, the Parent or any financial or other institution acceptable to the Agent and approved by the Seller, which approval shall not be unreasonably withheld.

          (b) Each assignor of a Share or any interest therein shall notify the Agent and the Seller of such assignment.

          SECTION 9.02. Authorization of Agent. Each Owner authorizes the Agent
                        ----------------------
to, and the Agent agrees that it shall, annotate the Ownership Document to reflect any assignments made pursuant to Section 9.01 or otherwise.

                                    ARTICLE X

                                 INDEMNIFICATION

          SECTION 10.01. Indemnities by the Seller. Without limiting any other
                         -------------------------
rights which the Agent, the Investor or CNA or any Affiliates thereof may have hereunder or under applicable law, the Seller hereby agrees to indemnify each of the Agent, the Investor and CNA and each Affiliate thereof from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the use of proceeds of Purchases or the ownership of Shares or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from negligence or willful misconduct on the part of the Agent, the Investor or CNA or any such Affiliate or (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Without limiting or being limited by the foregoing, the Seller shall pay on demand to the Agent, the Investor or CNA or any Affiliate thereof any and all amounts necessary to indemnify the Agent, the Investor and CNA and each Affiliate thereof for Indemnified Amounts relating to or resulting from:

          (i) the creation of an undivided percentage ownership interest in any Receivable which is not at the date of the creation of such interest an Eligible Receivable or which thereafter ceases to be an Eligible Receivable;

          (ii) reliance on any representation or warranty made by the Seller or any Originator or any SPV or Services or the Parent (or any of their respective officers) under or in connection with this Agreement, any Originator Agreement, any NewCo Agreement, the Parent Agreement, any Investor Report or any other information or report delivered by the Seller or any Originator or any SPV or Services or the Parent pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

          (iii) the failure by the Seller or any Originator or any SPV or Services to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

          (iv) the failure to vest in the Owner of a Share an undivided percentage ownership interest, to the extent of such Share, in the Receivables in, or purporting to be in, the Receivables Pool, free and clear of any Adverse Claim other than the interest of such Owner (whether or not such Adverse Claim is specifically contemplated by this Agreement);

          (v) the failure by the Seller or any Originator or any SPV to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, whether at the time of any Purchase or reinvestment or at any subsequent time;

          (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor, or any other claim resulting from the sale of the electricity, gas, water or services related to such Receivable or the furnishing or failure to furnish such electricity, gas, water or services;

          (vii) any failure of the Seller or Services, as Collection Agent or otherwise, to perform its duties or obligations in accordance with the provisions of Article VI;

          (viii) any products liability claim arising out of or in connection with the electricity, gas, water or services which are the subject of and Contract; or

          (ix) the commingling of Collections of Pool Receivables at any time with other funds.

                                   ARTICLE XI

                                  MISCELLANEOUS

          SECTION 11.01. Amendments, Etc. No amendment or waiver of any
                         ---------------
provision of this Agreement, nor consent to any departure by the Seller or the Collection Agent therefrom, shall in any event be effective unless the same shall be in writing and signed by (i) the Seller, the Collection Agent, the Agent, the Investor and CNA (with respect to an amendment) or (ii) CNA and the Agent (with respect to a waiver or consent by them) or the Seller (with respect to a waiver or consent by it) or the Collection Agent (with respect to a waiver or consent by it), as the case may be, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

          SECTION 11.02. Notices, Etc. All notices and other communications
                         ------------
provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopier or telex communication) and mailed or telecopied, telexed or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, in the case of notice by mail, when deposited in the mails, and, in the case of notice by telecopier or telex, when telecopied or telexed and appropriate confirmation is received, in each case addressed as aforesaid, except that notices and communications to the Agent pursuant to the definition of "Designated Obligor" and pursuant to Article II shall not be effective until received.

          SECTION 11.03. No Waiver; Remedies. No failure on the part of the
                         -------------------
Seller, the Agent, the Investor, any Owner or CNA to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 11.04. Binding Effect; Assignability. This Agreement shall be
                         -----------------------------
binding upon each of the Seller, the Collection Agent, CNA, the Agent, the Owners and their respective successors and permitted assigns, and shall inure to the benefit of the Seller, the Collection Agent, the Agent, the Investor, the Owners, CNA, and any other Affected Persons and their respective successors and assigns; provided, however, that neither the Seller nor the Collection Agent may
         --------  -------
assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Agent. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Facility Termination Date, as no Capital of any Share shall be outstanding and all other amounts then due and payable under this Agreement shall have been paid; provided, however, that rights and remedies with respect to any breach of
(i) any representation and warranty made by the Seller pursuant to Article IV,
(ii) any covenant made by the Seller pursuant to Section 11.07 or 11.08, and
(iii) the indemnification and reimbursement provisions of Article X and Section
11.06 shall be continuing and shall survive any termination of this Agreement.

          SECTION 11.05. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND
                         -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE OWNERS IN THE RECEIVABLES, OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          SECTION 11.06. Costs and Expenses. In addition to the rights of
                         ------------------
indemnification granted to the Agent, the Investor, CNA and their respective Affiliates under Article X hereof, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing) of this Agreement, the Ownership Document and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, the Investor, CNA and their respective Affiliates with respect thereto.

          SECTION 11.07. No Proceedings. The Seller, Services, the Agent and CNA
                         --------------
each hereby agrees that it will not institute against the Investor any proceeding of the type referred to in clause (i) of Section 7.01(f) so long as any commercial paper issued by the Investor shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper shall have been outstanding.

          SECTION 11.08. Confidentiality. Except to the extent required by
                         ---------------
applicable law, each of the Seller and Services agrees to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise; provided, however, that the Agreement may be
                                  --------  -------
disclosed to third parties to the extent such disclosure is (i) required in connection with a sale of securities of the Seller or Services, (ii) made solely to persons who are legal counsel for the purchaser or underwriter of such securities, (iii) limited in scope to the provisions of Articles V, VII, X and, to the extent defined terms are used in Articles V, VII and X, such terms defined in Article I of this Agreement and (iv) made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent; provided, further, however, that the Agreement may be disclosed to
           --------  -------  -------
the Seller's or Services' legal counsel and auditors if they agree to hold the same confidential; and provided, further, however, that neither the Seller nor
                       --------  -------  -------
Services shall have any obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of the Seller or Services, except that neither the Seller nor Services will take any affirmative actions to further disclose such information (except to the extent otherwise permitted by this Section).

          SECTION 11.09. Execution in Counterparts. This Agreement may be
                         -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                             ALLIANT ENERGY SPE LLC


                                             By
                                               --------------------------------
                                             Title:
                                                   ----------------------------

                                             [address]

                                             CIESCO, L.P.

                                             By:  Citicorp North America, Inc.
                                                    as Attorney-in-Fact


                                             By
                                               --------------------------------
                                                        Vice President

                                             450 Mamaroneck Avenue
                                             Harrison, NY 10528
                                             Attention: Global Securitization
                                             (Telecopier No. (914) 899-7890)


                                             CITICORP NORTH AMERICA, INC.,
                                               Individually and as Agent


                                             By
                                               --------------------------------
                                                        Vice President

                                             450 Mamaroneck Avenue
                                             Harrison, NY 10528
                                             Attention: Global Securitization
                                             (Telecopier No. (914) 899-7890)

                                             with a copy to:
                                             399 Park Avenue
                                             Floor 6, Zone 2
                                             New York, NY 10043
                                             Attention: Kathy S. Simmons,
                                             Global Securitization
                                             (Telecopier No. (212) 758-6272)

                                             ALLIANT ENERGY CORPORATE
                                             SERVICES INC.


                                             By:
                                                -------------------------------
                                             Title:
                                                   ----------------------------

                                             222 West Washington Avenue
                                             P. O. Box 192
                                             Madison, WI 53701-0192
                                             (Telecopier No. (608) 252-3397)

                                                                       EXHIBIT A

                               OWNERSHIP DOCUMENT

                           Dated as of         ,
                                       --------  ----

          Reference is made to the Receivables Purchase and Sale Agreement,
dated as of       ,      (the "Agreement") among Alliant Energy SPE LLC, Ciesco,
            ------  ----
L.P., Citicorp North America, Inc., individually and as Agent, and Alliant Energy Corporate Services, Inc. The terms defined in the Agreement are used herein as therein defined.

          The Seller hereby sells and assigns to the Agent for the account of the Investor each Share purchased in each Purchase from the Seller by the Investor under the Agreement.

          Each Purchase of a Share made by the Investor from the Seller, and each assignment of such Share by its Owner to an Assignee, shall be reflected by the Agent on its records, and such notation of its records shall evidence the ownership of such Share initially by the Investor and upon any assignment, if any, thereof by the Assignee thereof.

          This Ownership Document is made without recourse except as otherwise provided in the Agreement.

          Each reduction in Capital in respect of each Share evidenced hereby shall reflected by the Agent on its records.

          THIS OWNERSHIP DOCUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the undersigned has caused this Ownership Document to be duly executed and delivered by its duly authorized officer as of the date first above written.

                                             ALLIANT ENERGY SPE LLC


                                             By
                                               --------------------------------
                                             Title: